                                                                    Exhibit 99.3

                                 TRANSPRO, INC.
                                 100 Gando Drive
                               New Haven, CT 06513

                                                      October 28, 2004

Modine Manufacturing Company
1500 DeKoven Avenue
Racine, WI  53403

Attention:  Bradley C. Richardson

Ladies and Gentlemen:

         This letter outlines the terms upon which Transpro, Inc. ("Transfer")
proposes to acquire the business of Modine Manufacturing Company ("Thermal")
relating to the design, manufacturing, marketing, packaging and distributing of thermal management products and systems to be supplied as replacement parts through the vehicular aftermarket, excluding generally any such products or systems supplied, directly or indirectly, to original equipment manufacturers for any purpose (the "Business").

1.       Transaction Structure. The proposed transaction would be comprised of
         (i) the consolidation into Modine Aftermarket Holdings, Inc., a wholly owned subsidiary of Thermal ("Newco"), of (A) all of the assets (other than intellectual property) of Thermal that relate to or are used in the Business and (B) all intellectual property of Thermal that is used exclusively in the Business (the "Contribution"), (ii) the distribution by Thermal of all of the issued and outstanding capital stock of Newco to Thermal's shareholders on a pro rata basis (the "Spin-Off"), and
         (iii) the acquisition by Transfer of all of the issued and outstanding capital stock of Newco, through a merger of Newco with and into
         Transfer in which the outstanding Newco stock would be converted into shares of Transfer common stock (the "Merger"). For federal income tax purposes, it is contemplated that (i) the Spin-Off would be tax-free to
         Thermal and to the shareholders of Thermal pursuant to Section 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii)
         the Merger would qualify as a tax-free reorganization within the meaning of Section 368 of the Code. Immediately following the Merger,
         Thermal's shareholders would hold 54% of the shares of Transfer and
         Transfer's shareholders would hold 46% of the shares of Transfer, calculated as if shares of common stock into which all outstanding
         Transfer preferred stock is convertible are outstanding and outstanding
         Transfer stock options are fully exercised, consistent with the example set forth in Annex A hereto.

2.       OEM Stock Sale. Immediately prior to the Merger, Thermal would purchase from Transfer, and Transfer would sell and deliver to Thermal, all of the issued and outstanding shares of capital stock of G&O
         Manufacturing, Inc., a wholly owned

         subsidiary of Transfer ("G&O"), for a purchase price of $17 million in cash (the "OEM Stock Sale"). Thermal and Transfer would agree to take all actions necessary to make an election under Section 338(h)(10) of the Code in respect of the OEM Stock Sale. The Contribution, the
         Spin-Off, the OEM Stock Sale and the Merger are sometimes collectively referred to herein as the "Transaction."

3.       Closing. It is anticipated that definitive agreements concerning the
         Transaction would be executed in November 2004 and that the closing of the Transaction (the "Closing") would occur as soon as practicable thereafter, following the satisfaction or waiver of all conditions to
         Closing set forth in the definitive agreements providing for the
         Transaction (the "Definitive Agreements").

4.       Investigation and Due Diligence. Following execution of this letter by the parties, Thermal and Transfer will be entitled to continue their respective due diligence investigations of the Business and G&O and each will provide the other with monthly financial statements regarding the Business and the business of G&O, as applicable; provided, however, that each party acknowledges that it believes it has completed the basic transactional due diligence reviews necessary to permit it to enter into the Definitive Agreements and agrees that, other than with respect to environmental matters as described below, the Transaction terms outlined in this letter will not be subject to change based upon the parties' ongoing due diligence investigations. Thermal will have the right to conduct further reasonable environmental investigations, testing and/or due diligence (the "Environmental Due Diligence") at
         Transfer's Jackson, Mississippi facility (the "Jackson Facility") and
         Transfer will have the right to conduct reasonable Environmental Due
         Diligence at Thermal's Mill, Netherlands facility, provided, that
         Thermal or Transfer, as the case may be, provides the other reasonable advance notice of any such Environment Due Diligence and the scope thereof and endeavors to complete its respective Environmental Due
         Diligence as expeditiously as practicable and with minimal disruption to the other's normal operations. The Definitive Agreements would provide that if, as of the Closing, the midpoint of the range of estimated clean-up and related costs of one of the facilities exceeds the midpoint of the range of estimated clean-up and related costs of the other facility, the owner of the former facility prior to the
         Closing would bear the cost differential, on a discounted cash flow basis. Each party will be solely responsible for all costs and expenses incurred in conducting its respective Environmental Due Diligence and solely liable for any injuries or other losses suffered or incurred by the persons conducting such Environmental Due Diligence on its behalf.

5.       Definitive Agreements. The legal counsel of Transfer and Thermal will collectively draft a definitive contribution agreement providing for the Contribution and the Spin-Off, a definitive merger agreement providing for the Merger and a definitive stock purchase agreement providing for the OEM Stock Sale consistent with this letter containing representations, warranties, agreements, conditions and non-compete covenants of the type normally associated with such transactions, including without limitation, customary representations and warranties that will expire at Closing and a five-year noncompete binding upon
         Transfer with respect to G&O's business and a five-year noncompete binding upon Thermal with respect to the Business; provided, that the foregoing non-competes will have customary exceptions for ownership of publicly traded

                                       2

         entities that engage in the restricted business and the acquisition and subsequent ownership and operation by Transfer or Thermal, as applicable, of any diversified company having attributes that do not exceed certain mutually agreed to thresholds and certain other mutually agreed to exceptions. The parties will negotiate in good faith with respect to other provisions that may be appropriate in the circumstances, including possible provisions for the registration of stock received in the Merger by Thermal's employee benefit plans.

6.       Conditions. The parties' obligations to consummate the Transaction pursuant to the Definitive Agreements would be subject to a number of customary conditions, including but not necessarily limited to the following, as appropriate:

         (a)       all necessary corporate actions shall have been taken;

         (b)       the satisfaction of all governmental conditions or
                   obligations, including without limitation pursuant to the
                   Hart-Scott-Rodino Antitrust Improvements Act of 1976, as
                   amended, and the obtaining of any other agreed to third-party consents or approvals necessary for the consummation of the transactions contemplated herein, including without
                   limitation the consent of Thermal's and Transfer's lenders;

         (c)       all assets (other than intellectual property), including the
                   Jackson Facility, owned by Transfer and used primarily by
                   G&O, and all intellectual property owned by Transfer and used exclusively in the business of G&O, shall have been
                   transferred to G&O prior to the effective time of the OEM
                   Stock Sale;

         (d)       the receipt of a ruling from the United States Internal
                   Revenue Service or, if acceptable to both parties, an opinion of Ernst & Young LLP regarding the Transaction and in form and substance reasonably satisfactory to Thermal and, in
                   respect of the Merger, to Transfer, including a ruling that the Contribution, the Spin-Off and the Merger are tax-free as transactions described in Sections 355 and 368 of the Code;

         (e)       Transfer's shares shall be listed on the Nasdaq Stock Market or a mutually acceptable stock exchange to be determined as of the effective time of the Closing;

         (f)       each party's accountants shall have provided two customary comfort letters, one dated as of the date the Form S-4
                   relating to the Transaction ("Form S-4") filed with the
                   Securities and Exchange Commission (the "SEC") is declared effective and one dated as of the date of the Closing (the
                   "Closing Date");

         (g)       the Form S-4 shall have been declared effective prior to the mailing of the disclosure document constituting a part
                   thereof by each of Thermal and Transfer to their respective shareholders;

         (h)       Newco shall have $6.3 million in cash as of consummation of the Spin-Off and net working capital (assuming a $2.0 million increase in cash) consistent with

                                        3

                   past practice in light of its results of operations from
                   December 31, 2003 to the Closing Date;

         (i)       Thermal shall have implemented, at its option, a customer
                   sponsored program to factor NAPA's accounts receivable to
                   Thermal, estimated to be $2.5 million;

         (j)       no material adverse change shall have occurred with respect to the Business or G&O, as applicable, in any case arising from or relating to a breach by the applicable party of any of its covenants or representations or warranties in the
                   Definitive Agreements that results from an act of or omission by such breaching party;

         (k)       Transfer shall have delivered to Thermal audited financial statements of G&O for the 2003 calendar year and through June
                   30, 2004 (the "G&O Financial Statements");

         (l)       Thermal shall have delivered to Transfer financial
                   statements, including a balance sheet, prepared by Thermal for the Business for the period ending as close as
                   practicable to the Closing Date; and

         (m)       at a mutually agreed to time prior to the Closing, Thermal and Transfer shall have delivered to each other supporting information that confirms certain financial summaries
                   previously provided to each other.

7.       Certain Governance Matters. The surviving company in the Merger would be governed by a ten-member Board of Directors, which would include six members of Transfer's existing Board and four members selected by
         Thermal. One of Transfer's current outside directors will serve as chairman of the surviving company's Board, and Charles E. Johnson will serve as the surviving company's chief executive officer.

8.       Transition Services, Supply and Licensing Arrangements. (a) In order to facilitate Thermal's transition of the business of G&O from Transfer to
         Thermal and Thermal's transition of the Business to Newco, Transfer and
         Thermal will enter into a Transition Services Agreement and Newco and
         Thermal will enter into a Transition Services Agreement (collectively, the "TSAs"). The TSAs will contain customary terms and conditions.
         Under each TSA, Transfer or Thermal, as the case may be, will provide
         (a "Provider") certain transition services after the Closing for an initial period to be agreed upon (the "Initial Transition Period"), and
         Thermal or Transfer, as applicable, will pay the Provider its fully allocated costs of providing such services. However, if the Provider provides transition services after the Initial Transition Period, the beneficiary of the services may terminate the applicable TSA sooner upon 30 days' notice as to categories of services, and Thermal or
         Transfer, as applicable, will pay the Provider its fully allocated costs of providing such services plus an additional amount to be agreed upon.

         (b)       Thermal and Transfer will enter into a Supply Agreement
                   relating to the G&O business and Thermal and Newco will enter into a Supply Agreement

                                       4

                   relating to the Business, pursuant to which Transfer will
                   sell to Thermal and Thermal will sell to Newco, as
                   applicable, certain products, to be agreed upon.

         (c)       The parties will enter into mutually acceptable long-term, royalty-free, non-exclusive licenses permitting (i) Newco to use patents and other intellectual property of Thermal that are not currently used exclusively in the Business, as
                   identified therein, including improvements, and (ii) Thermal to use patents and other intellectual property of Transfer that are not currently used exclusively in G&O's business, as identified therein, including improvements.

9.       No-Shop, Break-Up Fee and Expenses. (a) Prior to December 15, 2004 or
         such later date to which the parties agree in writing to extend this letter agreement (the "Termination Date"), neither party will initiate discussions or negotiations with any other party relating to a merger, purchase or sale of assets or stock or other transaction that would be intended or reasonably expected to preclude the completion of the
         Transaction, including the sale of Transfer's G&O business to another party or the sale of the Business to a third party or any such merger, purchase or sale of assets or stock or other transaction involving
         Thermal or Transfer that would prohibit, materially delay or otherwise materially and adversely affect the likelihood of completing the
         Transaction (any such merger, purchase or sale of assets or stock or other transaction, a "Competing Transaction"); provided, however, that the foregoing will not limit or restrict Transfer's possible sale of its A/C business as previously described to Thermal. For the avoidance of doubt, this paragraph will not, however, preclude either party from taking such action as its board of directors determines is necessary to comply with its fiduciary duties in response to any unsolicited proposal for a Competing Transaction.

         (b)       If the Definitive Agreements are not executed prior to the
                   Termination Date, each of Transfer and Thermal will bear its own expenses incurred in connection with this letter, except that filing fees under the antitrust laws will be borne
                   equally by Thermal and Transfer. Notwithstanding the
                   foregoing, in the event that prior to the Termination Date a party receives an unsolicited proposal or offer for a
                   Competing Transaction which it does not unconditionally
                   reject within 10 business days after receipt, then such party will pay to the other party a break-up fee equal to $2.5
                   million.

         (c)       If the Definitive Agreements are executed, they would contain an expense-sharing arrangement pursuant to which Newco would bear an amount of Thermal's reasonable out-of-pocket third party Transaction expenses (excluding expenses associated
                   with Thermal's audit of the Business, which will be borne
                   solely by Thermal) equivalent to the amount of out-of-pocket third party expenses incurred by Transfer in connection with the Transaction (disregarding for this purpose all expenses associated with Transfer's audit of the G&O business),
                   payable to Thermal at the Closing, and provisions for
                   customary break-up fees and customary remedies for
                   intentional breaches of the applicable Definitive Agreements.
                   If the Definitive Agreements are executed but the Transaction is not consummated, Thermal and Transfer will each bear its own out-of-pocket expenses, except that filing fees under the antitrust laws and expenses incurred in

                                       5

                   connection with the filing, printing and mailing of the Form
                   S-4 and associated proxy/information statement will be shared equally.

         (d)       Neither party will have any liability or obligation hereunder or otherwise relating in any way to the Transaction in the event that the parties do not enter into Definitive
                   Agreements, except as provided in paragraph 9(b) and except that nothing herein will affect a party's rights or
                   obligations under the confidentiality and standstill
                   agreement previously entered into by the parties.

10.      Publicity. Following execution of this letter, each of Transfer and
         Thermal will make a separate public announcement relating to the execution of this letter and the Transaction, such announcements to be coordinated by the parties and the content thereof to be approved in advance by each of the parties. The parties will endeavor in good faith to consult with each other after the date hereof concerning any subsequent press releases or similar public announcements as well as communications, and the content thereof, to employees, customers, suppliers and any other person or entity.

11.      General Provisions. The parties acknowledge that this letter omits many terms, some of which are material. This letter is intended to be, and will be construed only as, a letter of intent and not a binding agreement, as the respective rights and obligations of the parties remain to be defined in the Definitive Agreements (if and when executed by the parties thereto), into which this letter of intent and all prior discussions will merge; provided, however, the obligations of the parties under paragraphs 9, 10 and 11 herein and the last sentence of paragraph 4 herein will be binding upon the parties upon the execution of this letter by the parties. Notwithstanding anything to the contrary in this letter, the termination of this letter will not diminish or otherwise affect the liability of a party for any intentional breach of paragraph 9 occurring on or prior to such termination. This letter will be governed by and construed in accordance with the laws of the State of Delaware, other than the provisions governing conflict of laws thereof. This letter may be executed in counterparts which, taken together, will constitute a single original document.

                  [Remainder of Page Intentionally Left Blank]

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         Please sign this letter in the space provided below, whereupon this letter will be, to the extent provided herein, a valid and binding agreement of the parties hereto.

                                       Very truly yours,

                                       TRANSPRO, INC.

                                       By:    /s/ CHARLES E. JOHNSON
                                          --------------------------------
                                       Name:  Charles E. Johnson
                                            ------------------------------
                                       Title: President  and CEO
                                             -----------------------------

Agreed:

MODINE MANUFACTURING COMPANY

By:    /s/ B.C. RICHARDSON
   -------------------------------------------
Name:  B.C. Richardson
     -----------------------------------------
Title: VP, Finance and Chief Financial Officer
      ----------------------------------------

Date:    October 28, 2004

                                        7

                                                                         Annex A

                                     EXAMPLE

Assumptions:

Closing price of a share of Transfer Common Stock                          $6.00

Transfer option shares:(1)                                            191,817.00

Shares issuable upon conversion of Transfer preferred stock:          213,017.00

Outstanding shares of Transfer common stock:                        7,106,023.00
                                                                    ------------

                                            TOTAL                   7,510,857.00

Calculation:(2)

7,510,857 / .46 = 16,327,950 total shares for purposes of the calculation

Thermal's shareholders would receive 8,817,093 shares (i.e., 16,327,950 x .54)

Transfer's shareholders would retain 7,106,023 shares and all options and preferred stock would remain outstanding

--------
(1) To be calculated using the treasury method under United States generally accepted accounting principles.

(2) To be calculated based on actual numbers and closing price of Transfer common stock, in each case, at the close of business on the business day preceding the Closing Date